Exhibit 10.1

Execution Version

FIRST AMENDMENT TO THE
THIRD AMENDED AND RESTATED MANAGEMENT AGREEMENT

This FIRST AMENDMENT (this “Amendment”) to the Third Amended and Restated Management Agreement is dated as of August 5, 2019, and is by and between KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), and KKR Real Estate Finance Manager LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, the Company and the Manager entered into the Third Amended and Restated Management Agreement, dated as of May 5, 2017 (the “Existing Agreement”), pursuant to which the Manager serves as the investment manager of the Company and provides various investment management and other services with respect to the Company in the manner and on the terms set forth therein; and

WHEREAS, pursuant to Section 16(d) of the Existing Agreement, the Company and the Manager have agreed to amend the Existing Agreement on the terms set forth herein.

NOW THEREFORE, in consideration of the premises and agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.           Definitions.  Unless otherwise defined herein, terms defined in the Existing Agreement and used herein shall have the respective meanings given to them in the Existing Agreement.

2.           Amendment to Section 10(a).  Section 10(a) of the Existing Agreement is hereby amended and restated in its entirety as follows:

“This Agreement became effective on the Effective Date and shall continue in operation, unless terminated in accordance with the terms hereof, until the third anniversary of the Effective Date (the “Initial Term”). After the Initial Term, this Agreement shall be deemed renewed automatically each year for an additional one-year period (an “Automatic Renewal Term”), provided that the Automatic Renewal Term scheduled to expire on October 7, 2019 shall instead expire on December 31, 2019, with each successive Automatic Renewal Term expiring on December 31, in each case, unless the Company or the Manager elects not to renew this Agreement in accordance with Section 10(b) or Section 10(d), respectively.”

3.           Amendment to Section 10(d).  Section 10(d) of the Existing Agreement is hereby amended by replacing the words “the anniversary date of this Agreement next following the delivery of such notice” with “the expiration of the Initial Term or the then current Automatic Renewal Term following the delivery of such notice.”

4.           Effectiveness.  This Amendment shall become effective on the date first written above upon its execution by each of the parties hereto.

5.           Full Force.  Except as hereby amended, the Exiting Agreement shall remain unchanged and in full force and effect and is ratified and confirmed in all respects.

6.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

KKR Real Estate Finance Trust Inc.

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Chief Operating Officer and Secretary

KKR Real Estate Finance Manager LLC

By:	/s/ Patrick Mattson
Name:	Patrick Mattson
Title:	Chief Operating Officer and Secretary

[Signature Page to First Amendment to the Third Amended and Restated Management Agreement]